Exhibit 5.1

Ascend Telecom Holdings Limited

Email sraftopoulos@applebyglobal.com
Direct Dial +1 345 814 2748 Direct Fax Tel +1 345 949 4900 Fax +1 345 949 4901
Your Ref
Appleby Ref SR/LR/432090.0001
24 September 2015

Dear Sirs

Ascend Telecom Holdings Limited (Company)

INTRODUCTION

This opinion as to Cayman Islands law is addressed to you in connection with (i) the offer and sale by the Company (Offering) of up to 13,034,472 ordinary shares of par value US$1.00 each in the capital of the Company (Offer Shares) and (ii) the offer and resale by certain Selling Shareholders (as defined in the Registration Statement) (Resale) of up to 2,353,752 ordinary shares of par value US$1.00 in the capital of the Company (Resale Shares and together with the Offer Shares, Shares), as described in the prospectus contained in the Company’s registration statement on Form F-4 (Registration Statement) to be filed by the Company under The Securities Act of 1933 with the United States Securities and Exchange Commission.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth herein. Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth below, we are of the opinion that: (i) the Offer Shares to be issued and delivered pursuant to the Offering, when entered in the register of members of the Company against the name of the relevant subscriber and (ii) the Resale Shares to be purchased pursuant to the Resale, when entered in the register of members of the Company against the name of the relevant purchaser, in each case against payment in full of the consideration as provided for in the Registration Statement, will have been duly authorised and validly issued or transferred, as the case may be, as fully paid and non-assessable shares of the Company (meaning that no further sums are payable to the Company on the Shares).

In providing this opinion, we have assumed (a) that the signatures and seals on all documents and certificates submitted to us as originals or copies of executed originals are genuine and authentic; (b) the authenticity, accuracy completeness and conformity to original documents of all documents submitted to us as copies; (c) the board and shareholder resolutions of the Company adopting the amended and restated memorandum and articles of association of the Company and authorising the Company to issue, offer and sell the Shares will be duly adopted and in full force and effect at any time when any Shares are issued, offered or sold by the Company and the Company will take no action inconsistent with such resolutions or the amended and restated memorandum and articles of association of the Company, (d) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (e) that upon issue of any Shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (f) that all formalities for the transfer of any Shares will be complied with and (g) that any applicable conditions to the obligations of parties to effect the transactions contemplated by the transaction documents referred to in the Registration Statement, including, but not limited to, the Merger Agreement (as defined therein), will have been met or waived in accordance with their terms.

Our opinion is limited to, and should be construed in accordance with, the laws of the Cayman Islands at the date of this opinion. We express no opinion on the laws of any other jurisdiction. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Appleby (Cayman) Ltd.

Appleby (Cayman) Ltd.